Exhibit 99
RENTECH, INC.
For Immediate Release
December 29, 2003

Rentech Announces 2003 Fiscal Year-End Results

Denver, Colorado- Rentech, Inc. (AMEX:RTK), the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids (GTL) process for conversion of synthesis gas made from natural gas, solid or liquid carbon bearing materials, and certain industrial off-gas (IOG) into high value alternative fuels, products and chemicals, announced today the results for the fiscal year ended September 30, 2003.

Total revenues from operations for the Company decreased approximately eleven percent to $8,477,001 for the year ended September 30, 2003 versus $9,560,335 for the same period in 2002. The Company reported a net loss applicable to common stockholders of $9,535,405 or $0.13 per share compared to a net loss of $5,469,545 or $0.08 per share during the year ended September 30, 2002. The increase of $4,065,860 resulted from an increase in loss from operations of $1,430,442, an increase in total other expenses of $2,901,870, an increase in minority interest in subsidiary's net loss of $129,520 and a decrease in dividend requirements on convertible preferred stock of $136,932.

The Company noted that much of the increase in loss applicable to common stockholders for fiscal year 2003 versus fiscal year 2002 was on a non-cash basis. Non-recurring, non-cash charges totaled 77% of the increase in loss applicable to stockholders, including an impairment of investment related to Rentech's ownership interests in Advanced Technology Companies which it received in exchange for its ownership interest in INICA, Inc. Rentech assessed the value of its minority ownership interests in Global Solar Energy and Infinite Power Solutions and as a result recorded an impairment of investment of $1,879,107. The actual value that Rentech may realize from these investments may be more or less than the $1,200,000 valuation it now carries for its ownership interest in Advanced Technology Companies and will recognize gains on this investment, if any, when realized.

Commenting on the 2003 results, Dennis L. Yakobson, President and CEO of Rentech, Inc., stated: "In fiscal year 2003 Rentech saw increases in business at OKON, Inc., our water-based stain and sealer, wholly owned subsidiary, of 12% or $233,284, and a 77% increase in revenues or $1,558,491, for the Company's wholly owned oil field service subsidiary Petroleum Mud Logging (PML). Much of this growth in PML occurred in the last half of fiscal year 2003 and we anticipate this continued increased level of activity for the foreseeable future. At the same time, REN Corporation, despite early indications from producers of heavy-duty hydraulic equipment that 2003 should have been an excellent year, saw a continued lack of bids being let for hydraulic test stand equipment which resulted in REN's business being off $1,080,885 or 37%.

"Overall, 2004 appears to be a year we can expect continued growth at OKON as they develop the new dealer networks they established in the late spring and early summer of 2003. Early indications from PML are that gas drilling should remain strong in 2004 and we look for PML to stay consistent if not improve on its 2003 results. REN still remains somewhat of an open issue. REN's management feels that with overall industry projections for growth in the heavy equipment sector, there is a pent-up demand for test stand equipment similar to that built by REN. This should benefit the Company as heavy equipment manufacturers gear up to meet this expected increase in industry projections.

"Rentech's core gas-to-liquids business showed no signs of a slowing of interest in 2003. The Company completed preliminary-front-end engineering and design (FEED) work on the proposed 10,000 barrel-per-day Bolivia project. The results of this work look very promising and we are now awaiting the decision of the project developer to move to the next phase or FEED. The Company's work with Pertamina, the independent Indonesian oil and gas company, for a 16,500 barrel-per-day plant is still awaiting finalization of the Heads of Agreement. This document is being worked on actively by both companies' management teams.

"Subsequent to moving from an exclusive to a non-exclusive agreement with ChevronTexaco for the utilization of the Rentech Process Technology with solid or liquid hydrocarbon feedstocks, we have announced and are currently working on two large potential coal-to-liquids projects. The Company remains active in several other areas we have previously announced as well as being in the evaluation stage on several new GTL prospects. We believe 2004 will be a time of improvement for the Company and its operations as well as a benchmark year for both ourselves and the industry in general as to gas-to-liquids commercialization."

RESULTS OF OPERATIONS - FISCAL YEAR 2003 COMPARED TO FISCAL YEAR 2002

Rentech had revenues from product sales, service revenues and royalty income of $8,477,001 in fiscal 2003 and $9,560,335 in fiscal 2002, a decrease of 11%.

The Company's product sales were realized from sales of water-based stains, sealers and coatings by our subsidiary OKON, Inc. These sales produced revenues of $2,161,138 in fiscal 2003. This compares to revenues from this segment of $1,927,854 for the 2002 fiscal year, an increase of 12%. The increase is attributable to a turn-around from the construction slow-down in our primary distribution markets as existing customers began to increase inventory stocking levels and the addition of significant new customers for distribution of our products

Service revenues are provided by three business segments of Rentech:
Petroleum Mud Logging, oil and gas field services segment; Rentech GTL Technology technical services portion of the alternative fuels segment; and, the industrial automation systems segment, REN Corporation.

Service revenues in the amount of $3,580,448 were derived from contracts for the oil and gas field services provided by our subsidiary Petroleum Mud Logging, Inc. in fiscal 2003. Our oil and gas field service revenues for fiscal year 2003 increased by $1,558,491, or 77%, from the service revenues of $2,021,957 in fiscal 2002. The increase in oil and gas field services revenue was due to an increase in demand for our mud logging services as drilling for new natural gas wells has continued to increase in PML's service market

Service revenues in the amount of $1,819,852 during fiscal 2003 and $2,900,737 during fiscal 2002 were derived from contracts for the manufacture of complex microprocessor controlled industrial automation systems by our 56% owned subsidiary, REN Corporation. The $1,080,885 decrease in industrial automation systems revenue during fiscal 2003 was due to the timing of recognition of revenue based upon the percentage of completion method of accounting. Recognition of revenue was decreased because fewer systems were manufactured in the current year. Of the decrease, 72% is attributable to Caterpillar as the majority of the cost-intensive work on the Caterpillar contracts was completed during fiscal 2002. The remaining 28% is related to a decrease in revenue from all other customers.

Service revenues also include revenue earned for technical services provided to certain customers with regard to the Rentech GTL Technology. These technical services were performed at our development and testing laboratory. Our service revenues for these technical services were $701,658 during fiscal 2003 as compared to $2,354,550 during fiscal 2002. These revenues included $589,705 from Texaco and $111,953 from other customers during fiscal 2003, and $1,436,636 from Texaco and $917,914 from other customers during fiscal 2002. As previously reported by the Company, it has expected a slow down in this area of the Company as most of its work with Texaco and much of its research and development (R&D) has been completed, though R&D efforts in overall process improvement and catalyst continues as Rentech moves towards commercialization of its GTL process.

During fiscal 2003, the combined costs of sales were $5,207,654 compared to $5,462,243 during fiscal 2002. The decrease for fiscal 2003 resulted from a decrease in costs of sales for the alternative fuels segment and the industrial automation systems segment, offset by an increase in costs for product sales and for the oil and gas field services segments.

The Company realized a gross profit for fiscal 2003 of $3,269,347, as compared to $4,098,092 for fiscal 2002. The decrease of $828,745 or 20% resulted from a combination of the contributions from each of our operating segments. The gross profit contribution of OKON increased during fiscal 2003 by $129,042 as compared to fiscal 2002, while the contribution of our oil and gas PML increased by $600,009. Gross profit increased further in fiscal 2003 compared to fiscal 2002 as a result of a reduction of $128,000 in research and development contract costs for the Wyoming Business Council contract. These increases were offset by decreases of $167,816 for the industrial automation systems segment and $1,376,648 from technical services during fiscal 2003 as compared to fiscal 2002. Gross profit was further decreased by a reduction in contribution during fiscal 2003 from rental income of $1,332 and from royalty income of $140,000.

General and administrative expenses were $7,922,541 during fiscal 2003, up $594,643 from fiscal 2002 when these expenses were $7,327,898. Salaries and benefits allocated to general and administrative expenses rather than to costs of sales increased by $154,621 or 20%. This was due to a reduction in technical services work provided to third parties at Rentech's research and development laboratory. General and administrative expenses further increased during fiscal 2003 due to a $418,354 or 202% increase in bad debt expenses, primarily resulting from the reserve recorded against the note receivable from the original REN shareholders, offset by the write-off of the Dresser notes receivable in fiscal 2002. Public relations and promotions expenses decreased by $190,282 or 27% during fiscal 2003 due to cost cutting measures instituted during fiscal 2003. Commissions expenses decreased by $90,619 or 28% during fiscal 2003 primarily related to the decrease in the number of systems manufactured by our industrial automation systems subsidiary. Many other general and administrative expenses experienced increases and decreases during fiscal 2003, none of which were significant individually.

Non-cash expense for depreciation and amortization expenses during fiscal 2003 and 2002 were $1,027,138 and $1,229,972. Of these amounts, $173,187 and $340,141 were included in costs of sales. Of the decrease of $202,834, 68% was related to the amortization of production backlog, which became fully amortized during fiscal 2002. The remainder of the decreases resulted from certain fixed assets becoming fully depreciated during fiscal 2003.

Research and development expenses were $785,857 during fiscal 2003, including $747,081 for the Company's alternative fuels segment, $23,517 OKON and $15,259 REN. This expense increased by $42,934 from fiscal 2002, when these expenses were $742,923.

Loss from operations during fiscal 2003 increased by $1,430,442 to a loss of $6,293,002, as compared to a loss of $4,862,560 during fiscal 2002. The increased loss compared to the prior year resulted from an increase in total operating expenses of $601,697 during fiscal 2003 in addition to a decrease in gross profit of $828,745.

During fiscal 2003 Rentech reviewed its capitalized software. It concluded that the Company's Greenfield plant cost estimation software had been superseded by new tools developed by its engineers. As a result, Rentech ceased amortization of the software and wrote off the
remaining balance of $47,322.   As of September 30, 2003, Rentech
updated its impairment test and determined that the goodwill recorded in connection with the acquisition of REN was impaired. REN's customer backlog as of September was not sufficient to support the realization of goodwill. As a result, the Company wrote-off the $275,253 balance of goodwill related to REN. During the fourth quarter of fiscal 2003, Rentech exchanged its 10% ownership in INICA for a 2.28% ownership in the common stock of Global Solar Energy, Inc. and a 5.76% ownership in the common stock of Infinite Power Solutions, Inc. The Company assessed the value of its minority ownership interests in Global Solar Energy and Infinite Power Solutions based upon currently available information. As a result of that assessment, Rentech recorded an impairment of investment of $1,879,107 and its investment in the two advanced technology companies is recorded at the estimated net realizable value of $1,200,000. The assessment that was performed is based upon estimates. The actual value that Rentech could realize from these investments may be more or less than $1,200,000. The Company will recognize gains on these investments, if any, when realized.

During fiscal 2003, Rentech recognized $205,890 in equity in loss of investee, as compared to $252,013 during fiscal 2002. This represents the Company's 50% share of the loss incurred by its joint venture in Sand Creek Energy LLC. The LLC is holding and maintaining the mothballed Sand Creek methanol plant. The decrease during fiscal 2003 is due to a decrease in insurance and other maintenance costs of the facility.

Total other expenses for the Company increased to $3,384,844 during fiscal 2003 from total other expenses of $482,974 during fiscal 2002. The increase in total other expenses of $2,901,870 resulted from a $2,201,682 impairment of investments during fiscal 2003, as compared to none during fiscal 2002; a decrease in equity in loss of investee of $46,123; a decrease in interest income of $13,130; an increase in interest expense of $731,874; and an increase in loss on disposal of fixed assets of $1,307 as compared to a gain in the prior year.

For the year ended September 30, 2003, Rentech experienced a net loss of $9,535,405 compared to a net loss of $5,332,613 during the year ended September 30, 2002. The increase of $4,202,792 resulted from an increase in loss from operations of $1,430,442, an increase in total other expenses of $2,901,870, and an increase in minority interest in subsidiary's net loss of $129,520.

As a result of recording no dividends on convertible preferred stock during fiscal 2003 and recording dividends of $136,932 during fiscal 2002, the loss applicable to common stock was $9,535,405 or $0.13 per share during fiscal 2003 and $5,469,545 or $0.08 per share during fiscal 2002.

                                                     For the Years Ended
                                                        September 30,
                                            ------------------------------------
                                               FY 2003          FY 2002
                                            ------------------------------------
Total Revenues
	$	8,477,001
	$	9,560,335



Total Cost of Sales
		5,207,654
		5,462,243



Gross Profit
	$	3,269,347
	$	4,098,092



Total Operating Expenses
		9,562,349
		8,960,652



Loss from Operations
	$	(6,293,002	)
	$	(4,862,560	)



Total Other Income (Expense)
		(3,384,844	)
		(482,974	)



Minority Interest in Subsidiary's Net Loss
		142,441
		12,921



Dividend Requirements on Convertible
Preferred Stock
	$ 	-
	$ 	136,932



Loss Applicable to Common Stockholders
	$	(9,535,405	)
	$	(5,469,545	)



Basic and Diluted Loss Per Common Share
	$	 (0.13	)
	$ 	(0.08	)



Basic and Diluted Weighted-Average
Number of Common Shares Outstanding
		73,907,041
		69,987,685

Certain portions of this release may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Rentech believes its statements to be reasonable, when used in this presentation, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "should," "could" and similar expressions are intended to be among the statements that identify forward-looking statements. Investors are cautioned that such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements made in this conference call. For more information concerning factors that could cause such a difference, see the Company's annual reports on Forms 10K and quarterly reports on Forms 10Q, filed with the Securities and Exchange Commission.